EXHIBIT 99.3

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SANDFORCE, INC.
RESTRICTED STOCK UNITS AGREEMENT

THIS RESTRICTED STOCK UNITS AGREEMENT (the “Agreement”) is made and entered into as of October 14, 2011 (the “Grant Date”), by and between SandForce, Inc., a Delaware corporation (the “Company”), and Farbod Michael Raam (the “Grantee”).

1. Definitions and Construction.

1.1 Definitions. Capitalized terms used herein shall have the following meanings.

(a) “Board” means the Board of Directors of the Company.  If one or more committees of the Board of Directors have been appointed by the Board to administer this Agreement, “Board” also means such committee(s).

(b) “Cause” means the occurrence of any of the following:

(i) gross negligence or misconduct in the performance of Grantee’s duties to the Company where such gross negligence or misconduct has resulted or is likely to result in substantial damage to the Company;

(ii) failure or inability of Grantee to perform any assigned duties after written notice from the Company to Grantee of, and a reasonable opportunity to cure, such failure or inability;

(iii) commission by Grantee of any act of fraud with respect to the Company or any of its affiliates causing material harm to the business, assets or reputation of the Company or any of its affiliates;

(iv) conviction (including any plea of guilty or no contest) of a felony or a crime involving moral turpitude by Grantee; or

(v) Grantee’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or any of its affiliates which use causes or is likely to cause material harm to the Company or any of its affiliates.

(c) “Change in Control” shall mean:

(i) a merger or consolidation or the sale or exchange by the stockholders of the Company of all or substantially all of the capital stock of the Company, where the stockholders of the Company immediately before such transaction do not obtain or retain, directly or indirectly, a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity, in substantially the same proportion as before such transaction, or

(ii) the sale or exchange of all or substantially all of the Company’s assets (other than a sale or transfer to a Participating Company) where the stockholders of the Company immediately before such sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the corporation or other entity acquiring the Company’s assets, in substantially the same proportion as before such transaction.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(e) “Customer and Marketing Milestone” means the milestone based on achievement of customer and marketing goals agreed to between the Grantee and the Company in writing with respect to the Company’s performance which must generally be achieved in order for certain Units to become Vested Units pursuant to Section 3.4.

(f) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 2.3.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(i) “Financial Milestone” means the financial milestone agreed to between the Grantee and the Company in writing with respect to the Company’s financial performance which must be generally achieved in order for certain Units to become Vested Units pursuant to Section 3.2.

(j) “Good Reason” means the Grantee’s termination of his Service no later than ninety (90) days following, the initial occurrence of any of the following conditions, provided the Grantee has provided written notice of the occurrence of the existence of the condition giving rise to Good Reason to the Company (or its successor) and the Company (or its successor) has had a period of at least thirty (30) days to cure the cause of the Good Reason.  The following conditions shall constitute cause for a termination on account of “Good Reason:”

(i) any change in Grantee’s job duties, responsibilities and requirements that is materially adverse to Grantee relative to that which was in effect immediately prior to the change, provided that a change in Grantee’s job duties, responsibilities and requirements following a Change in Control shall not constitute “Good Reason” so long as Grantee retains substantially the same duties, responsibilities and requirements of a division, subsidiary or business unit that constitutes substantially the business of the Company following the Change in Control;

(ii) any material reduction of Grantee’s base salary from that which was in effect immediately prior to the reduction (other than (A) in connection with a general decrease in the salary of all similarly situated employees and (B) in connection with a Change of Control to the extent necessary to make Grantee’s salary commensurate with those other employees of the Company or its successor entity or parent entity who are similarly situated with Grantee following such Change of Control); or

(iii) the relocation of Grantee’s place of employment by more than fifty (50) miles from the current location.

(k) “Liquidity Event” means (i) the closing of a Change in Control of the Company; or (ii) one hundred eighty (180) days after the closing pursuant to the sale of securities by the Company in an underwritten initial public offering.

(l) “Participating Company” means the Company and any “subsidiary” or “parent” of the Company (as such terms are defined in Section 424 of the Code).

(m) “Participating Company Group” means all entities which collectively are Participating Companies.

(n) “Product and Technology Milestone” means the milestone based on achievement of product and technology goals agreed to between the Grantee and the Company in writing with respect to the Company’s performance which must generally be achieved in order to certain Units to become Vested Unites pursuant to Section 3.3.

(o) “Qualifying Termination” means that the Grantee’s Service is terminated by the Participating Company Group without Cause, or the Grantee terminates his Service due to Good Reason.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Service” means the Grantee’s employment or service with any Participating Company as an employee, director, or consultant.  The Grantee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders such Service or a change in the Participating Company for which the Grantee renders such Service, provided that there is no interruption or termination of the Grantee’s Service.  Furthermore, the Grantee’s Service shall not be deemed to have been interrupted or terminated if the Grantee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.

(r) “Settlement Date” means, with respect to any Unit, the date on which one (1) share of Stock is to be issued in settlement of such Unit determined in accordance with Section 5.1.

(s) “Stock” means the common stock of the Company, subject to adjustment as provided by Section 7.

(t) “Total Number of Units” means Three Hundred Twenty Thousand (320,000) Units, subject to adjustment as provided by Section 7.

(u) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by directors, officers, employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(v) “Unit” means a right to receive on the applicable Settlement Date and in accordance with this Agreement one (1) share of Stock, including the Units originally granted pursuant to this Agreement and the Dividend Equivalent Units credited pursuant to Section 2.3, as both shall be adjusted from time to time pursuant to Section 7.

(w) “Vested Unit” means a Unit that has vested and ceased to be subject to the Company Reacquisition Right in accordance with Section 3.

1.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. The Award.

2.1 Grant of Units.  On the Grant Date, the Grantee shall acquire, subject to the provisions of this Agreement, the Total Number of Units, subject to adjustment as provided in Section 7.  Each Unit represents a right to receive on the applicable Settlement Date and in accordance with this Agreement one (1) share of Stock.

2.2 No Monetary Payment Required.  The Grantee is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be future services to be rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Grantee shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

2.3 Dividend Equivalent Units.  On the date that the Company pays a cash dividend or other cash distribution to holders of Stock generally, the Grantee shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend or distribution paid per share of Stock on such date and (ii) the total number of Units previously credited to the Participant pursuant to this Agreement which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date.  Any resulting fractional Dividend Equivalent Unit shall be rounded down to the nearest whole number.  Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to this Agreement with respect to which they have been credited.

3. Vesting of Units.

3.1 Time-Based Vesting.  One Hundred Thousand (100,000) of the Units shall be subject to this Section 3.1.  These Units shall become Vested Units only if a Liquidity Event occurs prior to October 1, 2018.  The Units subject to this Section 3.1 shall become Vested Units as follows:

(a) Upon the occurrence of a Liquidity Event prior to October 1, 2018, the number of Vested Units shall equal one-forty-eighth (1/48) of the Units subject to this Section 3.1 for each full month of Service from June 3, 2011.  If the Grantee’s Service has terminated prior to the occurrence of such a Liquidity Event, then all remaining unvested Units subject to this Section 3.1 shall be forfeited.

(b) If a Liquidity Event occurs prior to October 1, 2018 and the Units subject to this Section 3.1 are not fully vested in accordance with Section 3.1(a), then the Units subject to this Section 3.1 will continue to vest on a monthly basis based on the rate set forth in Section 3.1(a) provided the Grantee remains in Service.  Thereafter, upon the Grantee’s termination of Service, except as provided in Section 3.5, all unvested Units subject to this Section 3.1 shall be forfeited.

(c) If a Liquidity Event does not occur prior to October 1, 2018, all Units subject to this Section 3.1 shall be forfeited.

3.2 Financial Milestone-Based Vesting.  Fifty Thousand (50,000) of the Units shall be subject to this Section 3.2.  These Units shall become Vested Units only if a Liquidity Event occurs prior to October 1, 2018 and the Financial Milestone is satisfied prior to October 1, 2018.  The Units subject to this Section 3.2 shall become Vested Units as follows:

(a) Upon the occurrence of a Liquidity Event and the satisfaction of the Financial Milestone prior to October 1, 2018, the number of vested Units shall equal one-forty-eighth (1/48) of the Units subject to this Section 3.2 for each full month of Service from the date the Financial Milestone is satisfied.  If the Grantee’s Service has terminated prior to the occurrence of a Liquidity Event and the satisfaction of the Financial Milestone, then, except as set forth in Section 3.5, all unvested Units subject to this Section 3.2 shall be forfeited.

(b) If both the Financial Milestone is satisfied and a Liquidity Event occurs prior to October 1, 2018, and the Units subject to this Section 3.2 are not fully vested in accordance with Section 3.2(a), then the Units subject to this Section 3.2 will continue to vest on a monthly basis based on the rate set forth in Section 3.2(a) following satisfaction of the Financial Milestone provided the Grantee remains in Service.  Thereafter, upon the Grantee’s termination of Service, except as provided in Section 3.5, all unvested Units subject to this Section 3.2 shall be forfeited.

(c) Except as provided in Section 3.5, if either the Financial Milestone is not satisfied, or a Liquidity Event does not occur, prior to October 1, 2018 all Units subject to this Section 3.2 shall be forfeited.

3.3 Product and Technology Milestone-Based Vesting.  Eighty-Five Thousand (85,000) of the Units shall be subject to this Section 3.3.  These Units shall become Vested Units only if a Liquidity Event occurs prior to October 1, 2018 and the Product and Technology Milestone is satisfied prior to October 18, 2018.  The Units subject to this Section 3.3 shall become Vested Units as follows:

(a) Upon the occurrence of a Liquidity Event and the satisfaction of the Product and Technology Milestone prior to October 1, 2018, the number of Vested Units shall equal one-forty-eighth (1/48) of the Units subject to this Section 3.3 for each full month of Service from the date the Product and Technology Milestone is satisfied.  If the Grantee’s Service has terminated prior to the occurrence of a Liquidity Event and the satisfaction of the Product and Technology Milestone, then, except as set forth in Section 3.5, all unvested Units subject to this Section 3.3 shall be forfeited.

(b) If both the Product and Technology Milestone is satisfied and a Liquidity Event occurs prior to October 1, 2018, and the Units subject to this Section 3.3 are not fully vested in accordance with Section 3.3(a), then the Units subject to this Section 3.3 will continue to vest on a monthly basis based on the rate set forth in Section 3.3(a) following satisfaction of the Product and Technology Milestone provided the Grantee remains in Service.  Thereafter, upon the Grantee’s termination of Service, except as provided in Section 3.5, all unvested Units subject to this Section 3.3 shall be forfeited.

(c) Except as provided in Section 3.5, if either the Product and Technology Milestone is not satisfied, or a Liquidity Event does not occur, prior to October 1, 2018 all Units subject to this Section 3.3 shall be forfeited.

3.4 Customer and Marketing Milestone-Based Vesting.  Eighty-Five Thousand (85,000) of the Units shall be subject to this Section 3.4.  These Units shall become Vested Units only if a Liquidity Event occurs prior to October 1, 2018 and the Customer and Marketing Milestone is satisfied prior to October 1, 2018.  The Units subject to this Section 3.4 shall become Vested Units as follows:

(a) Upon the occurrence of a Liquidity Event and the satisfaction of the Customer and Marketing Milestone prior to October 1, 2018, the number of Vested Units shall equal one-forty-eighth (1/48) of the Units subject to this Section 3.4 for each full month of Service from the date the Product and Technology Milestone is satisfied.  If the Grantee’s Service has terminated prior to the occurrence of a Liquidity Event and the satisfaction of the Customer and Marketing Milestone, then, except as set forth in Section 3.5, all unvested Units subject to this Section 3.4 shall be forfeited.

(b) If both the Customer and Marketing Milestone is satisfied and a Liquidity Event occurs prior to October 1, 2018, and the Units subject to this Section 3.3 are not fully vested in accordance with Section 3.4(a), then the Units subject to this Section 3.3 will continue to vest on a monthly basis based on the rate set forth in Section 3.3(a) following satisfaction of the Product and Technology Milestone provided the Grantee remains in Service.  Thereafter, upon the Grantee’s termination of Service, except as provided in Section 3.5, all unvested Units subject to this Section 3.4 shall be forfeited.

(c) Except as provided in Section 3.5, if either the Customer and Marketing Milestone is not satisfied, or a Liquidity Event does not occur, prior to October 1, 2018 all Units subject to this Section 3.4 shall be forfeited.

3.5 Accelerated Vesting Resulting From A Qualifying Termination.  Notwithstanding anything in Sections 3.1 through 3.4 to the contrary, if a Change in Control occurs on or before October 1, 2018, and a Qualifying Termination occurs within twelve (12) months of the consummation of the Change in Control, all Units which are unvested shall accelerate and become Vested Units effective upon the Qualifying Termination.

3.6 Excess Parachute Payments.  If, in connection with a Change in Control, the vesting of any Units, together with any other payment or benefit received or to be received by the Grantee (collectively, the “Payments”), would subject the Grantee to any excise tax pursuant to Section 4999 of the Code (“Excise Tax”) due to the characterization of such vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, notwithstanding the provisions of this Agreement to the contrary, then the Payments to be received by Grantee shall not exceed the amount which produces the greatest after-tax benefit to the Grantee.  For purposes of the foregoing, the greatest after-tax benefit shall be determined and reported in writing by the professional firm engaged by the Company for general tax purposes as of the day prior to the date of the event that might reasonably be anticipated to result in Payments that would otherwise be subject to the Excise Tax.  If the tax firm so engaged by the Company is serving as accountant or auditor for the acquiring company, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section.  The Company will bear all expenses with respect to the determinations by such firm required to be made by this Section.  The Company and the Grantee shall furnish such tax firm such information and documents as the tax firm may reasonably request in order to make its required determination.  The tax firm will provide its calculations, together with detailed supporting documentation, to the Company and the Grantee as soon as practicable following its engagement.  Any good faith determinations of the tax firm made hereunder will be final, binding and conclusive upon the Company and the Grantee.

4. Company Reacquisition Right.

4.1 Grant of Company Reacquisition Right.  Except as provided by Section 3.5, in the event that the Grantee’s Service terminates for any reason or no reason, with or without cause, the Grantee shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Grantee shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

4.2 Dividends, Distributions and Adjustments.  Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 7, any and all new, substituted or additional securities or other property to which the Grantee may become entitled upon the vesting of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the dividend, distribution or adjustment, as the case may be.  For purposes of determining the number of Vested Units following a dividend, distribution or adjustment, credited Service shall include all Service with any member of the Participating Company Group at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

5. Settlement of the Units.

5.1 Issuance of Shares of Stock.  Subject to the provisions of Section 5.3 below, the Company shall issue to the Grantee on the applicable Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock.  Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Sections 5.3 and 12, or the Company’s Trading Compliance Policy.  The Settlement Date shall occur within thirty (30) days of the date on which any Unit become a Vested Unit, provided, however, that if a sale by the Grantee of the shares of Stock issuable in settlement of Vested Units on any such date would be prohibited by the Company’s Trading Compliance Policy or by Rule 10b-5 under the Exchange Act or would subject the Grantee to suit under Section 16(b) of the Exchange Act, then the Settlement Date with respect to such Vested Units shall be the first succeeding business day on which a sale of such shares by the Grantee would not be prohibited by either the Trading Compliance Policy or Rule 10b-5 and would not be subject to suit under Section 16(b), but in no event shall the Settlement Date with respect to such Vested Units be later than December 31 of the calendar year.

5.2 Beneficial Ownership of Shares; Certificate Registration.  The Grantee hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Grantee pursuant to the settlement of the Units with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares acquired by the Grantee shall be registered in the name of the Grantee, or, if applicable, in the names of the heirs of the Grantee.

5.3 Restrictions on Grant of the Units and Issuance of Shares.  The grant of the Units and issuance of shares of Stock upon settlement of the Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to this Agreement shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Units, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.4 Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Units.

6. Tax Withholding.

6.1 In General.  At the time this Agreement is executed, or at any time thereafter as requested by a Participating Company, the Grantee hereby authorizes withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the grant of Units, the vesting of Units or the issuance of shares of Stock in settlement thereof.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Grantee.

6.2 Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Grantee may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Grantee to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

6.3 Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Grantee to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Grantee in settlement of the Units a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

7. Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to this Agreement and/or the number and kind of shares or other property to be issued in settlement of the Units, in order to prevent dilution or enlargement of the Grantee’s rights under this Agreement.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Grantee is entitled by reason of ownership of Units acquired pursuant to this Agreement will be immediately subject to the provisions of this Agreement on the same basis as all Units originally acquired hereunder.  Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

8. Effect of a Change in Control.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may assume or continue the Company’s rights and obligations under this Agreement that are outstanding immediately prior to the Change in Control or substitute for each outstanding Unit a substantially equivalent right with respect to the Acquiror’s stock.  For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock).  If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration.  All Unvested Units which are neither assumed, continued or substituted for by the Acquiror in connection with the Change in Control shall accelerate and become Vested Units immediately prior to, but contingent upon the consummation of the Change in Control.

9. Rights as a Stockholder or Employee.

The Grantee shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 7.  The Grantee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Grantee, the Grantee’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Grantee any right to continue in the Service of a Participating Company or interfere in any way with any right of a Participating Company to terminate the Grantee’s Service at any time.

10. Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Grantee in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

11. Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Agreement be exempt from Section 409A of the Code under the “short-term deferral” exception.  Accordingly, this Agreement shall be interpreted, construed and administered this intent.  Notwithstanding the foregoing, if any payment or benefit which is made or provided hereunder is treated as the “deferral of compensation” within the meaning of Section 409A of the Code (“Section 409A Deferred Compensation”), then this Agreement shall be interpreted, construed, and administered such that it complies in all respects with the applicable requirements of Section 409A of the Code (including applicable regulations or other administrative guidance thereunder, as determined by the Board in good faith) to avoid the unfavorable tax consequences provided therein from non-compliance.  In connection the foregoing, the following provisions shall apply:

11.1 Separation from Service; Required Delay in Payment to Specified Grantee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Grantee’s termination of Service which constitutes Section 409A Deferred Compensation shall be paid unless and until the Grantee has incurred a “separation from service” within the meaning of Section 409A of the Code.  Furthermore, to the extent that the Grantee is a “specified employee” within the meaning of the Section 409A as of the date of the Grantee’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Grantee’s separation from service shall be paid to the Grantee before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Grantee’s separation from service or, if earlier, the date of the Grantee’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

11.2 Other Changes in Time of Payment.  Neither the Grantee nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with Section 409A of the Code.

11.3 Amendments to Comply with or be Exempt From Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Grantee under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with, or be exempt from, Section 409A of the Code without prior notice to or consent of the Grantee.  The Grantee hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Grantee in connection with this Agreement, including as a result of the application of Section 409A of the Code.

11.4 Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to this Agreement, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Section 409A of the Code.  The Grantee hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

12. Lock-Up Agreement.

The Grantee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Grantee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; provided, further, however, that such one hundred eighty (180) day period may be extended for an additional period, not to exceed twenty (20) days, upon the request of the Company or the underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).  The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.  The Grantee hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

13. Restrictions on Transfer of Shares.

No shares acquired pursuant to this Agreement may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Grantee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law in any manner which violates any of the provisions of this Agreement, and any such attempted disposition shall be void.  The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

14. Administration.

All questions of interpretation concerning this Agreement or any other form of agreement or other document employed by the Company in the administration of this Agreement shall be determined by the Board.  All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in this Agreement, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to this Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in this Agreement.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

15. Representations and Warranties of Grantee.

In connection with the acquisition of securities pursuant to this Agreement, the Grantee hereby agrees, represents and warrants as follows:

15.1 Investment Intent.  The Grantee is acquiring shares of Stock pursuant to this Agreement solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution of the shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act.  The Grantee further represents that the entire legal and beneficial interest of the shares is being acquired, and will be held, for the account of the Grantee only and neither in whole nor in part for any other person.

15.2 Absence of Solicitation.  The Grantee was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

15.3 Capacity to Protect Interests.  The Grantee has either (a) a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Grantee to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (b) such knowledge and experience in financial and business matters (or has relied on the financial and business knowledge and experience of the Grantee’s professional advisor who is unaffiliated with and who is not, directly or indirectly, compensated by the Company or any affiliate or selling agent of the Company) as to make the Grantee capable of evaluating the merits and risks of the investment in shares acquired pursuant to this Agreement and to protect the Grantee’s own interests in the transaction, or (c) both such relationship and such knowledge and experience.

15.4 Restricted Securities.  The Grantee understands and acknowledges that:

(a) The issuance to Grantee of shares pursuant to this Agreement has not been registered under the Securities Act of 1933, and the shares must be held indefinitely unless a transfer of the shares is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the shares;

(b) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

15.5 Disposition Under Rules 144 and 701.  The Grantee understands that the shares acquired pursuant to this Agreement are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of acquisition of the shares, and even then will not be available unless (a) a public trading market then exists for the shares, (b) adequate information concerning the Company is then available to the public, and (c) other terms and conditions of Rule 144 are complied with; and that any sale of the shares may be made only in limited amounts in accordance with such terms and conditions.  The Grantee further understands that the resale provisions of Rule 701 promulgated under the Securities Act, if available, will not apply until 90 days after the Company becomes subject to the reporting obligation under the Exchange Act.  There can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the shares will ever be saleable.

15.6 Reliance by Company.  The Grantee understands that the shares acquired pursuant to this Agreement have not been qualified under the Corporate Securities Law of 1968, as amended, of the State of California by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Grantee’s representations as expressed herein.  The Grantee understands that the Company is relying on the Grantee’s representations and warrants that the Company is entitled to rely on such representations and that such reliance is reasonable.

16. Miscellaneous Provisions.

16.1 Termination or Amendment.  The Board may terminate or amend this Agreement at any time; provided, however, no such termination or amendment may adversely affect the Grantee’s rights under this Agreement without the consent of the Grantee unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code.  No amendment or addition to this Agreement shall be effective unless in writing.

16.2 Nontransferability of Units.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Agreement nor any Units subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee or the Grantee’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to this Agreement shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

16.3 Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

16.4 Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Grantee and the Grantee’s heirs, executors, administrators, successors and assigns.

16.5 Delivery of Documents and Notices.  Any document relating to this Agreement or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Grantee by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth below or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery.  This Agreement and any reports of the Company provided generally to the Company’s stockholders may be delivered to the Grantee electronically.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering this Agreement, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery.  The Grantee acknowledges that the Grantee has read Section 16.5(a) of this Agreement and consents to the electronic delivery of the documents described in such Section.  The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing.  The Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Grantee may revoke his or her consent to the electronic delivery of documents described in Section 16.5(a) change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Grantee understands that he or she is not required to consent to electronic delivery of documents described in Section 16.5(a).

16.6 Integrated Agreement.  This Agreement shall constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein and shall supersede any prior agreements, understandings, restrictions, representations, or warranties between the Grantee and the Company with respect to such subject matter.  To the extent contemplated herein, the provisions of this Agreement shall survive any settlement of the Units and shall remain in full force and effect.

16.7 Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

16.8 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

[Signature Page to Restricted Stock Units Agreement]

SANDFORCE, INC.
Date: 10/14/11	By: /s/ Duston Williams
Title: CFO
Address: 691 South Milpitas Boulevard, Suite 100
Milpitas, CA 95035

ACCEPTANCE

The Grantee represents that the Grantee has read and is familiar with the terms and provisions of this Agreement and hereby accepts the Shares subject to all of the terms and provisions hereof.  The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Agreement.

GRANTEE
Date: 10/14/2011	/s/ Farbod Michael Raam
Farbod Michael Raam
Address: 10188 Cass Pl
Cupertino, CA 95014